UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

AMERICAN STANDARD ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-132948	20-2791397
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 North Scottsdale Road
Suite 1400
Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 371-1929

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.

On March 5, 2012 (the “Closing Date”), American Standard Energy, Corp. (the “Company”) closed on a purchase and sale agreement (the “Agreement”) with XOG Operating LLC, a Texas limited liability company (“XOG”) and Geronimo Holding Corporation, a Texas corporation (“Geronimo” and together with XOG, the “Sellers”) pursuant to which the Company acquired leasehold working interests in approximately 72,300 net acres across the Permian Basin, Eagle Ford shale formation and the Eagle Bine in Texas, the Williston Basin in North Dakota, and the Niobrara shale formation in Wyoming and Nebraska (collectively, the “Properties”) in exchange for the delivery by the Company to the Sellers of $10 million in cash, including a $1.5 million cash deposit previously paid by the Company (“Cash Consideration”), a note in the principal amount of $35,000,000 (the “Note”) made by the Company in favor of Geronimo and 5,000,000 shares (the “Buyer Shares”) of the common stock of the Company (“Common Stock”) (the Cash Consideration, the Note and the Buyer Shares, collectively, the “Consideration”). The Company’s Common Stock closed at $2.70 per share on March 5, 2012.

The purchase price was negotiated among the parties. A special committee of the Company’s board of directors (the “Special Committee”), comprised solely of disinterested directors pursuant to the Delaware General Corporation Law, reviewed and considered, in consultation with management, recent sales of comparable oil and gas properties in the regions in which the Properties were located to determine the consideration for the Properties.

The Note bears an interest rate of 7% per annum, which shall be increased to 9% per annum upon an event of default, payable on the first business day of each month commencing on June 1, 2012. The Note has a maturity date of March 21, 2016. The Company may prepay the Note at any time without penalty.

The Agreement provides that if certain defects are found with the Properties within 120 days of the Closing Date or if the Sellers breach any representation or warranty in the Agreement within one year of the Closing Date, Sellers shall, at the option of the Company, in its sole and absolute discretion, either (i) provide additional or alternative oil and gas properties, subject to the Company’s applicable due diligence review and acceptance or (ii) for as long as the Note is outstanding, decrease the principal amount of the Note in an amount equal to the loss resulting from such property defect or breach.

Pursuant to the terms of the Agreement, the Company granted piggy-back registration rights with respect to five million shares of Common Stock held by Sellers or their affiliates.

The issuance of the Buyer Shares was not registered under the Securities Act and the above referenced issuances qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The issuance was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, Geronimo represented that it had the necessary investment intent as required by Section 4(2) since Geronimo agreed to and received securities bearing a legend stating that such securities are restricted pursuant to the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Pursuant to the terms of the Note and Warrant Purchase Agreement dated February 9, 2012 by and among the Company, ASEN 2, Corp. (“ASEN 2”), Pentwater Equity Opportunities Master Fund Ltd. and PWCM Master Fund Ltd. (collectively, “Pentwater”), Pentwater funded the second $10 million tranche to the Company in order to close the transactions contemplated by the Agreement on the Closing Date.

The Company is affiliated with XOG and Geronimo and has a working relationship with XOG, a seasoned exploration and production operator based in Midland, Texas. XOG is currently contracted to operate the existing wells currently held by the Company in the Permian Basin region.  Randall Capps has controlling ownership of XOG and Geronimo, and is a member of the Company’s board of directors.  Through Mr. Capps’ direct and indirect holdings of the Company’s Common Stock, after the closing of the acquisition, Mr. Capps beneficially owns approximately 55% of the Company’s Common Stock (prior to the closing of the acquisition, Mr. Capps beneficially owned approximately 49% of the Company’s Common Stock) and is the largest shareholder of the Company’s Common Stock.  Mr. Capps is also the father-in-law of Scott Feldhacker, the Company’s chief executive officer and a director.

The Agreement and the related transactions were approved by the Special Committee. The Special Committee also obtained a fairness opinion from Global Hunter Securities, LLC that stated that the Consideration paid to the Sellers for the Properties was fair from a financial point of view to the holders of the Common Stock of the Company, other than the affiliated parties.

Agreement regarding Secured Convertible Promissory Note with Pentwater

On March 5, 2012, ASEN 2 and Pentwater entered into an Agreement regarding a Secured Convertible Promissory Note pursuant to which ASEN 2 and Pentwater amended the terms of the Secured Convertible Promissory Note (the “Pentwater Note”) dated as of February 9, 2012 to change the maturity date of the Pentwater Note from February 9, 2015 to December 1, 2013.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

It is impracticable to provide the required financial statements of Sellers at this time. The required financial statements will be filed under cover of Form 8-K/A within 71 calendar days of the date this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

It is impracticable to provide the required pro forma financial information as a result of the acquisition at this time. The required pro forma financial information will be filed under cover of Form 8-K/A within 71 calendar days of the date this Form 8-K was required to be filed.

(d)	Exhibits

Exhibit Number	Description
10.1	Purchase and Sale Agreement by and among the Company, XOG Operating LLC, and Geronimo Holding Corporation, dated as of February 24, 2012 +
10.2	Promissory Note issued by the Company to Geronimo Holding Corporation, dated March 5, 2012

10.3	Letter Agreement regarding Secured Convertible Promissory Note by and among Pentwater Equity Opportunities Master Fund Ltd., PWCM Master Fund Ltd. and ASEN 2, Corp., dated as of March 5, 2012

+ Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. American Standard Energy Corp. hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2012	AMERICAN STANDARD ENERGY CORP.

	By:	/s/ Richard MacQueen
Richard MacQueen
President